EXHIBIT 10.54

CORNING INCORPORATED

OFFICER SEVERANCE AGREEMENT

AMENDMENT NO. 2

Whereas Corning Incorporated (the “Company”) and                      (the “Executive”) entered into that certain Officer Severance Agreement dated February 1, 2004 (the “Agreement”); and

Whereas the Company and the Executive amended such Agreement on December 12, 2007 (Amendment No. 1); and

Whereas the Company and the Executive want to amend the Agreement to take into account federal tax law changes under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

Now Therefore, the Company and Executive hereby agree to the following amendments, which shall be effective as of January 1, 2005:

1.	Subsection 3(a)(viii) of the Agreement is amended by replacing the second sentence of such subsection with the following: “Such purchase must take place and be finalized in the calendar year following the year in which the Termination Date occurs and, if the Executive is a “specified employee” (as defined in Section 409A), on a date that is at least 6 months after the Termination Date and shall be made at the greater of (i) the residence’s appraised value at the Termination Date, as determined in accordance with the Company’s relocation policies in effect immediately prior to the Involuntary Termination, or (ii) the total cost of the residence plus improvements and tax gross-up as applicable (“Protected Value”), as determined in accordance with the Company’s Protected Value policy in effect as of the date of this Agreement.”

2.	The following new Section 14 shall be added to the end of the Agreement:

“14. SECTION 409A. To the extent that payments or benefits under this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other authoritative guidance issued thereunder (“Section 409A”), this Agreement shall be governed by the requirements of Section 409A, and this Agreement shall be interpreted and administered in accordance with that intent. If any provision of this Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict.”

IN WITNESS WHEREOF, the parties have executed this Amendment on December 19, 2008.

CORNING INCORPORATED

By:	John P. MacMahon	Executive
Senior Vice President,
Global Compensation and Benefits

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